UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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◻	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October  , 2021

Dear Stockholder,

We cordially invite you to attend the Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. to be held at 4:00 p.m. on November 24, 2021 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel.

The attached notice of special meeting and proxy statement describes the business we will conduct at the meeting and provides information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:

APPROVE, IN ACCORDANCE WITH SECTION 713(A) OF THE NYSE AMERICAN COMPANY GUIDE, THE POTENTIAL ISSUANCE OF SHARES REPRESENTING IN EXCESS OF 19.99% OF OUR PRE-TRANSACTION TOTAL SHARES OF COMMON STOCK OUTSTANDING THAT MAY RESULT FROM THE CONVERSION OF, OR THE SATISFACTION OF MAKE-WHOLE PAYMENTS ON, THE 7.50% SENIOR SECURED CONVERTIBLE NOTES DUE 2024 WE ISSUED ON AUGUST 25, 2021.

Please take the time to carefully read the proposal stockholders are being asked to consider and vote on.

Please promptly vote your shares either via the Internet, by telephone or by completing, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to your attending the meeting.

Sincerely,

Eyal Rubin

Sr. Vice President and Chief Financial Officer

2 University Plaza, Suite 100, Hackensack, NJ 07601

Tel: 1-201-696-9435 | Web: www.protalix.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 24, 2021

To the Stockholders of Protalix BioTherapeutics, Inc.:

The Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. (the “Company”) will be held at the following time, date and place for the following purposes:

TIME:	4:00 p.m., Israel Daylight Time
DATE:	November 24, 2021
PLACE:	Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel

PURPOSE:

Approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or the satisfaction of make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2024 we issued on August 25, 2021.

This proposal is more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of the Company’s common stock at the close of business on September 28, 2021. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Company’s Corporate Secretary at 2 University Plaza, Suite 100, Hackensack, NJ 07601.

Please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Eyal Rubin
Carmiel, Israel October , 2021	Sr. Vice President and Chief Financial Officer and Corporate Secretary

Protalix BioTherapeutics, Inc.

2 University Plaza, Suite 100

Hackensack, NJ 07601

201-696-9345

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 24, 2021

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) and any adjournments of the meeting to be held at 4:00 p.m., Israel Daylight Time, on November 24, 2021 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel. This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purpose of the Special Meeting and the information you need to know to vote at the meeting. We anticipate that on or about October 13, 2021, we will begin sending this proxy statement, the attached Notice of Special Meeting and the form of proxy enclosed to all stockholders entitled to vote at the Special Meeting.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, on September 28, 2021 (the “Record Date”), are entitled to vote at the Special Meeting. On the Record Date, there were 45,556,647 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

●By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
●By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
●In person at the meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), but not including shares held through a Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE Clearing House”) member, you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

●By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
●By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.
●In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Mseeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you own shares that are traded through the TASE, you may vote your shares in one of the following two ways:

●By mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on September 28, 2021, the Record Date, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 2161401, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
●In person at the meeting. Attend the meeting, where ballots will be provided. If you choose to vote in person at the meeting, you need to bring an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on September 28, 2021, the Record Date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the meeting, please contact our proxy advisor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (844) 876-6184 (toll free in the United States)

What Am I Voting On?

You are voting to approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or the satisfaction of make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2024 we issued on August 25, 2021 (the “New Convertible Notes”).

How Does The Board Of Directors Recommend That I Vote At The Meeting?

The Board of Directors recommends that you vote “FOR” the approval, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or the satisfaction of make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2024 we issued on August 25, 2021.

If any other matter is properly presented at the Special Meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment.

At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

What Constitutes A Quorum For The Meeting?

Of the 45,556,647 shares of common stock outstanding as of the Record Date, the holders of at least one-third (1/3) of those shares, or at least 15,185,549 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What Are The Voting Requirements To Approve A Proposal?

Approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, 6, the New Convertible Notes

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to, in accordance with Section 713(a) of the NYSE American Company Guide, approve the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or the satisfaction of make-whole payments on, the New Convertible Notes. If a quorum is present, approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. Abstentions and broker non-votes will have no effect.

How Are My Votes Cast When I Sign And Return A Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Dror Bashan, our President and Chief Executive Officer, and Eyal Rubin, our Sr. Vice President and Chief Financial Officer, as your representatives at the meeting. Either Dror Bashan or Eyal Rubin will vote your shares at the meeting as you have instructed them on the proxy card. Each such person may appoint a substitute for himself or herself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

●	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);
●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);
●	notifying our Corporate Secretary, Eyal Rubin, in writing before the Special Meeting that you have revoked your proxy; or
●	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can My Broker Vote My Shares For Me?

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the Special Meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or the satisfaction of make-whole payments on, the New Convertible Notes is a non-routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Please complete your proxy and return it as instructed so your vote can be counted.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What If I Do Not Vote For Some Of The Matters Listed On My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the approval of the Proposals.

Will My Shares Be Voted If I Do Not Return My Proxy Card And Do Not Attend The Special Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees who have been assigned the responsibility for overseeing the legal aspects of the Special Meeting and our proxy solicitors will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What Are The Costs Of Soliciting These Proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the Special Meeting. We will pay Alliance Advisors a base fee of $8,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $50,000.

Could Other Matters Be Decided At The Special Meeting?

We do not know of any other matters that will be considered at the Special Meeting. If any other matters arise at the Special Meeting at or by the direction of the Board of Directors, the proxies will be voted at the discretion of the proxy holders.

What Happens If The Special Meeting Is Postponed Or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need A Ticket To Attend The Special Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the Special Meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the Special Meeting, please so indicate when you vote and bring the ticket with you to the Special Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Special Meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 28, 2021, regarding beneficial ownership of our common stock:

●each person who is known by us to own beneficially more than 5% of our common stock;
●each of our directors;
●each of our executive officers; and
●all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 28, 2021 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within such 60 days from such date have been exercised or converted. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the U.S. Securities and Exchange Commission. The percentages of beneficial ownership are based on 45,556,647 shares of our common stock outstanding as of September 28, 2021.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 2161401, Israel.

	Amount and Nature of	Percentage of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (%)
Board of Directors and Executive Officers
Zeev Bronfeld(1)	321,247	*
Dror Bashan(2)	537,927	1.18
Amos Bar Shalev(3)	17,668	*
Pol F. Boudes, M.D.(4)	17,540	*
David Granot(5)	17,500	*
Gwen A. Melincoff(6)	17,500	*
Aharon Schwartz, Ph.D.(7)	81,500	*
Einat Brill Almon, Ph.D.(8)	157,560	*
Yaron Naos(9)	108,285	*
Eyal Rubin(10)	286,146	*
Yael Hayon(11)	40,553	*
All executive officers and directors as a group (11 persons)(12)	1,603,426	3.48
5% Holders
Alfred Akirov(13)	4,525,687	9.51
Angels Investments in Hi-Tech Ltd.(14)	2,816,901	5.82
Highbridge Capital Management LLC(15)	5,056,226	9.99
HIR Investments Ltd.(16)	4,351,357	9.15
Psagot Provident Funds and Pension Ltd.(17)	2,816,901	5.82
UBS O’Connor LLC(18)	3,057,715	6.29
Whitebox Advisors LLC(19)	2,816,108	5.82

(1)

Consists of 216,247 outstanding shares of our common stock held by EBC Holdings Ltd., an investment company wholly-owned by Mr. Bronfeld, and 105,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 135,000 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(2)

Consists of 447,927 outstanding restricted shares of our common stock that are subject to forfeiture and 90,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 70,000 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(3)

Consists of 168 outstanding shares of our common stock and 17,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 22,500 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(4)

Consists of 40 outstanding shares of our common stock and 17,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 22,500 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(5)

Consists of 17,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 22,500 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(6)

Consists of 17,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 22,500 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(7)

Consists of 64,000 outstanding shares of our common stock and 17,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 22,500 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(8)

Consists of 18,500 outstanding shares of our common stock and 139,060 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 152,395 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(9)

Consists of 19,955 outstanding shares of our common stock and 88,330 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 99,326 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(10)

Consists of 246,146 outstanding restricted shares of our common stock that are subject to forfeiture and 40,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 40,000 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(11)

Consists of 40,553 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 89,218 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(12)

Consists of 1,012,983 outstanding shares of our common stock and 590,443 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 28, 2021. Does not include 698,979 shares of our common stock underlying options that will not vest within 60 days of September 28, 2021.

(13)

Based on a Schedule 13G filed by Alfred Akirov on March 30, 2020 for March 12, 2020 and information provided by Mr. Akirov. Consists of 2,513,615 outstanding shares of our common stock and 2,012,072 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of September 28, 2021, in the aggregate, held by Alrov Properties & Lodgings Ltd. (“Alrov Properties”), Technorov Holdings (1993) Ltd. (“Technorov”), and Alrov Holdings Technologies Ltd. (“Alrov Technologies”). Mr. Akirov is the majority shareholder, and Chairman of the Board of each of Alrov Properties, which is listed on the Tel Aviv Stock Exchange, and the subsidiaries of Alrov Properties, Technorov and Alrov Technologies, and, accordingly, in the normal course of business has the power to direct the voting and disposition decisions of such entities, all subject to the Israeli law provision in regards to a public company. Mr. Akirov’s principal business office is at The Alrov Tower, 46 Rothschild Boulevard, Tel Aviv 66883, Israel.

(14)

Based on a Schedule 13G filed by Angels Investments on February 8, 2021 for December 31, 2020 and information provided by Angels Investments in High-Tech Ltd. (“Angels Investments”). Consists of 2,816,901 outstanding shares of our common stock issuable upon exercise of outstanding warrants within 60 days of September 28, 2021 held by Angels Investments. Marius Nacht is the sole shareholder and director of Angel Investments, and, accordingly, may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of such shares held by Angels Investments. The principal business office of Angels Investments is 42 Brendeis Street, Tel Aviv 6200157, Israel.

(15)

Based on information provided by Highbridge Capital Management LLC (“Highbridge”). Consists of shares of our common stock issuable upon conversion of convertible notes held by certain funds managed by Highbridge. The convertible notes are subject to a blocker provision pursuant to which the holder of the notes cannot convert the notes to the extent that the reporting persons would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of our common stock. The disclosed holdings do not include all of the shares issuable upon conversion of all of the convertible notes held due to the blocker provision. The principal business office of Highbridge is 277 Park Avenue, 23rd Floor, New York, NY 10172.

(16)

Based on information provided by HIR Investments Ltd. (“HIR”). Consists of 2,362,783 outstanding shares of our common stock and 2,012,072 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of September 28, 2021, in the aggregate, held by HIR, and 36,682 outstanding shares of our common stock held directly or indirectly by Chinar Shah. Mr. Shah has the power to direct the voting and disposition decisions of, and thus may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of, all such shares and warrants. The principal business office of HIR is Flat No. 303, Al-Shamal Building, Al-Khor Street, Goldsuq, Deira, Dubai, UAE.

(17)

Based on information provided by Psagot Provident Funds and Pension Ltd. (“Psagot”). Consists of 2,816,901 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of September 28, 2021, held collectively by a number of funds managed by Psagot. The principal business office of Psagot is Ehad Ha’Am Street 14, Tel Aviv-Yafo, Israel.

(18)

Based on a Schedule 13F-HR for June 30, 2021 filed by UBS O’Connor LLC (“UBS O’Connor”), on August 13, 2021 and information provided by UBS O’Connor. UBS O’Connor serves as the investment manager to Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”). In such capacity, UBS O’Connor exercises voting and investment power over the shares of common stock held for the account of GLEA. Consists of 804,829 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of September 28, 2021 held by GLEA, and 2,252,886 shares of our common stock issuable upon conversion of outstanding convertible notes within 60 days of September 28, 2021 held by GLEA. The principal business office of UBS O’Connor is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

(19)

Based on a Schedule 13F-HR for June 30, 2021 filed by Whitebox Advisors LLC (“Whitebox”), on August 16, 2021 and on information provided by Whitebox. Consists of shares of our common stock issuable upon conversion of convertible notes held by certain funds managed by Whitebox. The principal business office of Whitebox is 3033 Excelsior Boulevard, Suite 500, Minneapolis, MN 55416.

PROPOSAL: APPROVAL, IN ACCORDANCE WITH SECTION 713(A) OF THE NYSE AMERICAN COMPANY GUIDE, OF THE POTENTIAL ISSUANCE OF SHARES REPRESENTING IN EXCESS OF 19.99% OF OUR PRE-TRANSACTION TOTAL SHARES OF COMMON STOCK OUTSTANDING THAT MAY RESULT FROM THE CONVERSION OF, OR SATISFACTION OF MAKE-WHOLE PAYMENTS ON, THE NEW CONVERTIBLE NOTES

As previously disclosed, on August 12, 2021, we entered into privately negotiated exchange agreements with certain existing note holders (the “Exchange Agreements”) relating to exchanges (the “Exchanges”) of an aggregate of $54.65 million principal amount of our outstanding 7.50% Senior Secured Convertible Notes due 2021 (the “Existing Notes”) for (i) an aggregate of $28.75 million principal amount of newly issued 7.50% Senior Secured Convertible Notes due 2024 (the “New Convertible Notes”), (ii) $25.90 million in cash and (iii) an additional approximately $1.1 million in cash representing accrued and unpaid interest on the Existing Notes through the closing date. After giving effect to the Exchanges, $3.27 million aggregate principal amount of the Existing Notes are currently outstanding.

The New Convertible Notes were issued pursuant to an Indenture, dated August 24, 2021 (the “New Indenture”), entered into among us, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Savings Fund Society, FSB, as collateral agent. Interest on the New Convertible Notes is payable semi-annually at a rate of 7.50% per annum. The New Convertible Notes mature on September 1, 2024, unless earlier purchased, converted, exchanged or redeemed, and are guaranteed by our subsidiaries.

Under the terms of the New Indenture, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the applicable stated maturity date. Upon conversion of the New Convertible Notes, we will deliver shares of our common stock, cash or a combination of shares of our common stock and cash, at our election, based on an initial conversion rate of 563.2216 shares of common stock per $1,000 principal amount of New Convertible Note, which represents an initial conversion price of $1.7755 per share, subject to adjustment. Shares of our common stock are also issuable under the terms of the New Convertible Notes in satisfaction of make-whole obligations, and the number of shares issuable upon conversion of the New Convertible Notes may be increased under certain conditions. As of the transaction date, the number of shares of our common stock issuable under the New Convertible Notes exceeded 20% of our pre-transaction total outstanding shares of our common stock.

Under Section 713(a) of The NYSE American Company Guide, we are required to obtain the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this Proposal in connection with a transaction (other than a public offering) involving the sale or issuance of common stock (or securities convertible into common stock) equal to more than 19.99% of our pre-transaction total outstanding shares of common stock. We are seeking approval in connection with the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or from the satisfaction of make-whole obligations on, the New Convertible Notes. Our Board of Directors has determined that the approval of this Proposal is advisable and in the best interest of our company and our stockholders, and recommends that our stockholders approve this Proposal.

Purpose

The number of shares issuable in connection with the New Convertible Notes, including the shares issuable upon conversion of principal and in the satisfaction of make-whole obligations, as and to the extent applicable, exceeds 19.99% of our pre-transaction total outstanding shares of common stock. Accordingly, under the New Indenture, we are required to convene a Special Meeting of our stockholders to solicit their approval for this Proposal to allow us to issue more than 19.99% of our pre-transaction total outstanding shares of common stock underlying the New Convertible Notes. We also agreed not to redeem any of the New Convertible Notes until we successfully solicit our stockholders’ approval of this Proposal.

As a consequence, we are limited in our ability to settle conversions of the New Convertible Notes, including the make-whole obligations thereunder, with shares of our common stock. There are approximately 23,323,604 shares of common stock underlying the New Convertible Notes at the maximum rate. Absent our stockholders’ approval of this Proposal, we may not issue more than 9,106,774 shares of our common stock in connection with conversions of the New Convertible Notes.

We are requesting in this Proposal that our stockholders approve the potential issuance of shares representing in excess of 19.99% of our pre-transaction total outstanding shares of common stock that may be issued so we can conserve cash and rely on stock settlement in whole or in part.

Impact on Current Stockholders if this Proposal is Approved

If our stockholders approve this Proposal, we will be permitted to elect to settle all of the conversions of the New Convertible Notes solely in shares of our common stock. Additionally, we will be permitted to settle any portion of the make-whole obligations, including the make-whole premium which may be due upon conversion in shares of our common stock under certain conditions in accordance with the New Indenture. Any future issuance of shares of our common stock upon conversion of the New Convertible Notes, including any other issuances permitted under the New Indenture, would no longer be subject to the limitations imposed by Section 713(a) of The NYSE American Company Guide.

The removal of the foregoing limitations would provide us with much needed flexibility. We will have greater flexibility to elect to redeem outstanding convertible notes should we find it in our best interest to do so based on market conditions or other factors.

Effect on Current Stockholders if this Proposal is not Approved

If our stockholders do not approve this Proposal, the holders of the New Convertible Notes will not be able to convert their New Convertible Notes into shares of our common stock. Accordingly, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of more than 19.99% of our pre-transaction total outstanding shares of common stock that may be issued in accordance with the indentures governing the New Convertible Notes.

Absent approval of this Proposal, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New Convertible Notes with shares of our common stock, and to redeem convertible notes, which could have a material adverse effect on our financial condition. Without stockholder approval, we are limited in the number of shares of our common stock available to satisfy the share issuances that are otherwise permitted in connection with the New Convertible Notes.

Board of Directors Recommendation

In reaching its determination to approve this Proposal, our Board of Directors, with advice from our management and financial and legal advisers, considered a number of factors, including:

●	that it is in our best interest, and that of our stockholders, that we have the flexibility to issue more than 19.99% of our pre-transaction total outstanding shares of common stock in accordance with the indentures governing the New Convertible Notes;
●	that the terms of any proposed transaction available to us in the future are likely to worsen as the maturity date of the New Convertible Notes approaches; and
●	our current financial condition, cash flow and liquidity, including our outstanding debt obligations.

After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board of Directors concluded that the potential issuance of more than 19.99% of our pre-transaction total outstanding shares of common stock that may result from the conversion of, or satisfaction of make-whole obligations on, our New Convertible Notes is in our best interest, and in the best interest of our stockholders, and recommends that all stockholders vote “FOR” the approval of this Proposal.

Our Board of Directors recommends that stockholders vote “FOR” to approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or satisfaction of make-whole payments on, our outstanding New Convertible Notes as described in this “Proposal: Approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or satisfaction of make-whole payments on, our outstanding New Convertible Notes.”

SOLICITATION OF PROXIES

We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the Special Meeting. We will pay Alliance Advisors a base fee of approximately $8,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $50,000. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact our proxy advisor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

+1 (844) 876-6184 (toll free in the United States)

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

With respect to this Special Meeting, a number of brokers with account holders who are stockholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, such stockholder may (1) notify its broker or (2) direct its written request to: Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601, +1 (201) 696-9345. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement the annual report to such stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Special Meeting please sign the proxy and return it in the enclosed envelope or vote by Internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Eyal Rubin
Sr. Vice President and Chief Financial Officer and Corporate Secretary

Carmiel, Israel
October , 2021

PROTALIX BIOTHERAPEUTICS, INC. 2 University Plaza, Suite 100 Hackensack, New Jersey 07601 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Dror Bashan and Eyal Rubin as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc. held of record by the undersigned on September 28, 2021, at the Special Meeting of Stockholders to be held on November 24, 2021, or any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be marked, dated and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 24, 2021. The Notice of Meeting, Proxy Statement and Proxy Card are available at: http://www.viewproxy.com/Protalixsm/2021

Please mark your votes in blue or black ink as shown here  To approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.99% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or in satisfaction of make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2024 we issued on August 25, 2021.  FOR  AGAINST  ABSTAIN I plan to attend the meeting  Date: Signature Signature (if held jointly) NOTE: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIEW MATERIALS & VOTE w PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Shares by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Shares on the Internet: Go to www.FCRVote.com/PLXSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. CONTROL NUMBER SCAN TO THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.